EXHIBIT 23


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                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
     Agway Inc.:

We hereby consent to the incorporation by reference in the Registration Statements of Agway Inc. on Form S-3 (File No. 333-62509) and on Form S-8 (File No. 33-54083) of Agway Inc. of our reports dated September 2, 1999, relating to the financial statements and financial statement schedules, which appear in this Form 10-K.




/s/ PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP

Syracuse, New York
September 13, 1999

                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
     Agway Inc.:


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-54083) of Agway Inc. of our report dated August 20, 1999, relating to the financial statements of the Agway Inc. Employees' Thrift Investment Plan, which appears in Form 11-K which is filed in Exhibit 99 in this Form 10-K.




/s/  PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP

Syracuse, New York
September 13, 1999